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                                                                   Exhibit 10.13

                                 FIRST AMENDMENT TO
                     EXECUTIVE DEFERRED COMPENSATION AGREEMENT


     WHEREAS, Wynn's International, Inc. (the "Company") and James Carroll (the "Executive") entered into an executive deferred compensation agreement in February 1997 (the "Revised Agreement") which superseded a series of prior deferred compensation agreements pursuant to which the Executive elected to defer certain portions of his compensation from the Company (the "Deferrals"); and

     WHEREAS, the Company and the Executive desire to amend the Revised Agreement; and

     WHEREAS, the Executive has no ability to demand payment of the Deferrals at the present time pursuant to this First Amendment or the Revised Agreement; and

     WHEREAS, the Company believes that the adoption of this Amendment is in the best interests of the Company;

     NOW, THEREFORE, it is hereby declared as follows:

     1. Section 4 of the Revised Agreement is amended to read in its entirety as follows:

          "4.  DISTRIBUTION.

               (a) The Deferrals (and interest thereon) shall be paid to the Executive in the form of quarterly (January 1, April 1, July 1, October 1) cash installments over a period of ten years. Installments shall be in substantially equal amounts. The unpaid declining balance of the Deferrals shall continue to bear interest as set forth in Section 3.

               (b) Payment of the Deferrals (and interest thereon) shall commence as of the first day of the calendar quarter commencing after the later of (i) the occurrence or event which results in the Executive no longer serving as the Chairman of the Board of the Company (including, but not limited to, the death, disability, resignation, retirement, or termination of the Executive), or (ii) the date of execution of this Agreement.

               (c) In the event that the Executive dies prior to the time all amounts have been paid pursuant to the terms of this Agreement, payment of such amounts shall be made at the time and in the form set forth above to the Executive's spouse (as of his date of death, if she is then living). If the Executive has no living spouse at such time, payment shall be made at the time and in the manner set forth above to the Executive's estate."

     2. Except as expressly amended in this First Amendment, the provisions of the Revised Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in the
County of Orange, California on the 1st day of December, 1997.

                                         WYNN'S INTERNATIONAL, INC.


                                         By:  SEYMOUR A. SCHLOSSER
                                             -----------------------------------
                                         Its: Vice President - Finance
                                             -----------------------------------


                                         JAMES CARROLL


                                                        JAMES CARROLL
                                         ---------------------------------------


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